  As filed with the Securities and Exchange Commission on February 2, 2001

                                                  Registration No. 333-_________

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                      3-DIMENSIONAL PHARMACEUTICALS, INC.
              (Exact name of issuer as specified in its charter)


               Delaware                                  23-2716487
    (State or other jurisdiction of        (I.R.S. Employer Identification No.)
     incorporation of organization)

                          Eagleview Corporate Center
                         665 Stockton Drive, Suite 104
                          Exton, Pennsylvania  19341
                   (Address of principal executive offices)

                           Equity Compensation Plan
                         2000 Equity Compensation Plan
                           (Full title of the plans)

                              David C. U'Prichard
                     Chief Executive Officer and Director
                      3-Dimensional Pharmaceuticals, Inc.
                          Eagleview Corporate Center
                         665 Stockton Drive, Suite 104
                          Exton, Pennsylvania  19341
                    (Name and address of agent for service)

                                (610) 458-8959
         (Telephone number, including area code, of agent for service)

                                   Copy to:
                           Randall B. Sunberg, Esq.
                          Morgan, Lewis & Bockius LLP
                              1701 Market Street
                       Philadelphia, Pennsylvania  19103
                                (215) 963-5000

                        CALCULATION OF REGISTRATION FEE

==========================================================================================================================
Title of securities to be     Amount to be          Proposed maximum         Proposed maximum             Amount of
      registered             registered (1)    offering price per share   Aggregate offering price    registration fee
--------------------------------------------------------------------------------------------------------------------------
Common stock,                   4,312,438           $ 8,753,934 (2)             $42,493,542 (5)            $10,623 (6)
 .001 par value                                      $ 7,293,493 (3)
                                                    $26,446,115 (4)
==========================================================================================================================

(1) This registration statement covers shares of common stock of 3-Dimensional Pharmaceuticals, Inc. which may be offered or sold pursuant to the Equity Compensation Plan and the 2000 Equity Compensation Plan. In addition, pursuant to Rule 416 (a) under the Securities Act of 1933, this registration statement also covers an indeterminate number of shares of common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416.

(2) 2,112,438 shares underlying options under the Equity Compensation Plan are calculated pursuant to Rule 457(h) of the Securities Act of 1933 solely for the purpose of calculating the registration fee, based upon the price at which such outstanding options may be exercised (7,142 shares at $0.03 per share; 7,393 shares at $0.42 per share; 3,571 shares at $0.45 per share; 2,678 shares at $0.49 per share; 1,875 shares at $0.53 per share; 11,920 shares at $0.55 per share; 118,032 shares at $0.56 per share; 67,998 shares at $0.70 per share; 127,766 shares at $0.84 per share; 203,570 shares at $2.80 per share; 945,474 shares at $2.94 per share; 122,857 shares at $7.28 per share; 246,625 shares at $6.30 per share; 102,322 shares at $8.40 per share; 143,215 shares at $13.00 per share).

(3) In addition, 376,130 shares underlying options outstanding under the 2000 Equity Compensation Plan are calculated pursuant to Rule 457(h) of the Securities Act of 1933 solely for the purpose of calculating the registration fee, based upon the price at which such outstanding options may be exercised (10,000 shares at $12.13 per share; 7,500 shares at $13.25 per share; 5,500 shares at $15.13 per share; 102,679 shares at $15.50 per share; 5,000 shares at $15.63 per share; 2,500 shares at $17.13 per share; 2,679 shares at $19.75 per share; 211,736 shares at $20.63 per share; 28,536 shares at $30.00 per share).

(4) The remaining 1,823,870 unissued shares authorized under the 2000 Equity Compensation Plan are calculated pursuant to Rule-457(h) and (c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of our common stock as reported on the Nasdaq Stock Market's National Market on January 31, 2001.

(5) The proposed maximum aggregate offering price is the sum of all the shares and prices set forth in Notes (2), (3) and (4).

(6) Calculated pursuant to Section 6(b) as follows: proposed maximum aggregate offering price multiplied by 0.00025.
================================================================================

                                    PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS The documents containing the information specified in this Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange
Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   Incorporation of Documents by Reference.

     The following documents, as filed by 3-Dimensional Pharmaceuticals, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement and made a part hereof:

     (a) The Company's Quarterly Reports on Form 10-Q for the quarter ended September 30, 2000, filed with the Commission on November 8, 2000;

     (b) The Company's Current Report on form 8-K filed on November 9, 2000, December 18, 2000 and January 3, 2001;

     (c) The description of the Common Stock of the Company contained in a registration statement filed on Form 8-A under the Securities and Exchange Act (the "Exchange Act") filed on July 28, 2000, including any amendment or report filed for the purpose of updating such description; and

     (d) The Prospectus contained in the Registration Statement on Form S-1, filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), (file No. 333-37606) originally filed by the Company on May 23, 2000, as amended ("Form S-1"), containing audited financial statements for the Company's financial years ended December 31, 1998 and 1999.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in any document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Experts   The consolidated financial statements of the Company which are
-------
included in the Registration Statement filed on Form S-1 on May 23, 2000, and the amendments thereto, of the Company have been audited by Richard A. Eisner & Company, LLP, independent auditors as set forth in their reports thereon included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Richard A. Eisner & Company LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

ITEM 4.   Description of Securities.

     Not applicable.

ITEM 5.   Interests of Named Experts and Counsel.

     Not applicable.

ITEM 6.   Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law ("Section 145") permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner the person reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court of chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually or reasonably incurred by such person in connection therewith.

     As permitted by the Delaware General Corporation Law, the Company has included a provision in its Ninth Restated Certificate of Incorporation that, subject to certain limitations, eliminates the ability of the Company and its stockholders to recover monetary damages from a director of the Company for breach of fiduciary duty as a director. Article VI of the Company's Bylaws provides for indemnification of the Company's directors and officers and advancement of expenses to the extent otherwise permitted by Section 145.

     As authorized by Section 145 of the Delaware General Corporation Law, the Company has obtained, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering the Company for indemnification payments made to its directors and officers for certain liabilities. The premiums for such insurance are paid by the Company.

ITEM 7.   Exemption from Registration Claimed.

     Not applicable.

ITEM 8.   Exhibits.

     The following is a list of exhibits filed as part of this Registration Statement.

  Exhibit Number                                    Description
  --------------                                    -----------

       4 Registrant's Ninth Restated Certificate of Incorporation and Restated By-laws (incorporated by reference to Exhibits 3.4 and
                 3.5 to Amendment No. 6 to Registrant's Statement on Form S-1, filed August 3, 2000).
       4.1       Registrant's Equity Compensation Plan, as amended on August 3,
                 2000
       4.2       Registrant's 2000 Equity Compensation Plan
       5.1       Opinion of Morgan Lewis & Bockius, LLP
      23.1       Consent of Richard A. Eisner & Company, LLP
      23.2 Consent of Morgan Lewis & Bockius LLP (contained in the opinion of counsel filed as Exhibit 5.1)

ITEM 9.   Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the
--------  -------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Exton, Pennsylvania on February 2, 2001.


                                        3-DIMENSIONAL PHARMACEUTICALS, INC.


                                        By: /s/ David C. U'Prichard
                                            ------------------------------------
                                            David C. U'Prichard
                                            Chief Executive Officer and Director

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                          Title                        Date
---------                                          -----                        ----
/s/ David C. U'Prichard                Chief Executive Officer and           February 2, 2001
----------------------------------     Director (Principal Executive
David C. U'Prichard                    Officer)

/s/ Scott M. Horvitz                   Vice President (Principal             February 2, 2001
----------------------------------     Financial and Accounting
Scott M. Horvitz                       Officer)

/s/ F. Raymond Salemme
----------------------------------     President, Chief Scientific           February 2, 2001
F. Raymond Salemme                     Officer and Director

/s/ Stephen Bunting
----------------------------------     Director                              February 2, 2001
Stephen Bunting

/s/ Bernard Canavan
----------------------------------     Director                              February 2, 2001
Bernard Canavan

/s/ James H. Cavanaugh
----------------------------------     Director                              February 2, 2001
James H. Cavanaugh

/s/ Zola P. Horovitz
----------------------------------     Director                              February 2, 2001
Zola P. Horovitz

Signature                                          Title                        Date
---------                                          -----                        ----
/s/ David R. King                      Director                              February 2, 2001
----------------------------------
David R. King

/s/ Joshua Ruch                        Director                              January 30, 2001
----------------------------------
Joshua Ruch

/s/ Harold R. Werner                   Director                              January 23, 2001
----------------------------------
Harold R. Werner

3-DIMENSIONAL PHARMACEUTICALS, INC.

                                     INDEX


  Exhibit Number  Description
  --------------  -----------

        4 Registrant's Ninth Restated Certificate of Incorporation and Restated By-laws (incorporated by reference to Exhibits 3.4 and 3.5 to Amendment No. 6 to Registrant's Statement on Form S-1, filed August 3, 2001).
        4.1       Registrant's Equity Compensation Plan, as amended on August 3,
                  2001
        4.2       Registrant's 2000 Equity Compensation Plan
        5.1       Opinion of Morgan Lewis & Bockius, LLP
       23.1       Consent of Richard A. Eisner & Company, LLP
       23.2 Consent of Morgan Lewis & Bockius LLP (contained in the opinion of counsel filed as Exhibit 5.1)